EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                              JULY 26, 2001


Investor Relations Contact:                             Media Relations Contact:
Diana Matley                                            Kevin Brett
408-433-4365                                            408-433-7150
diana@lsil.com                                          kbrett@lsil.com

                                     CC01-78


             LSI LOGIC REPORTS 2001 SECOND QUARTER FINANCIAL RESULTS

The LSI Logic 2001 second quarter news release follows this summary:


-    Second Quarter Revenues of $465 million.

-    Net EBG* loss of $20.9 million.

- Diluted per share EBG loss of 6 cents, compared to First Call consensus estimate of loss of 7 cents.

-    Cash and short-term investments increased $82 million to $1.14 billion.


     * Earnings before goodwill amortization and other special items.

                  LSI LOGIC PREPARES FOR RESUMPTION OF GROWTH;
       REDUCES COSTS IN RESPONSE TO GLOBAL SEMICONDUCTOR INDUSTRY DOWNTURN

MILPITAS, CALIFORNIA -- LSI Logic Corporation (NYSE: LSI) today reported 2001 second quarter revenues of $465 million, a 10 percent decrease from the $517 million reported in the first quarter, and 28 percent lower than the $644 million recorded in the second quarter of 2000.

The second quarter 2001 net loss, before amortization of goodwill and other special items (EBG), was $20.9 million or minus 6 cents a diluted share, compared to first quarter net income of $9.5 million or 3 cents a diluted share, and second quarter 2000 net income of $98 million or 29 cents a diluted share. Cash and short-term investments increased $82 million to $1.14 billion.

"Our second quarter financial results reflected the continuation of the widespread inventory correction in the supply chain and weakened end-demand in global communications and storage markets," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "We expect our business to bottom in the third quarter and anticipate revenue growth in the fourth quarter."

"During the second quarter, we completed the strategic acquisition of consumer-products leader C-Cube and announced the purchase of AMI's RAID business to expand our customer offerings in the storage components space. We announced the closure of our Colorado Springs manufacturing facility and took further steps to align our costs to the current business climate. We are prepared to be an even stronger competitor in our targeted vertical markets when the industry rebounds in 2002."

Bryon Look, LSI Logic executive vice president and chief financial officer, said the company is taking approximately $292 million in charges, net of taxes. These charges include: in-process research and development, amortization of intangibles and non-cash deferred stock compensation, additional excess inventory, restructuring of operations and other non-recurring and special items resulting from the C-Cube transaction, earlier acquisitions, the closure of the Colorado Springs manufacturing facility and a recent reduction in force.

"LSI Logic has taken necessary prudent actions in direct response to the global semiconductor industry downturn," said Look. "We believe our cost-containment actions, our strategic acquisitions and our advanced technology development efforts put LSI Logic in a strong position to capitalize on the eventual resumption of growth, driven by the communications, consumer and storage markets."

                           LSI LOGIC BUSINESS OUTLOOK

LSI Logic expects 2001 Q3 revenues to decline approximately 10-15 percent sequentially from the $465 million reported in the second quarter.

The company anticipates reporting a third quarter loss of about 31 cents a diluted share on an EBG basis and a gross margin of approximately 30-32 percent, reflecting a simultaneous bottoming in both revenues and factory utilization.

The company does not anticipate selling any equity investments in the third quarter.

The 2001 tax rate is expected to be 0 percent.

Capital spending for 2001 is anticipated to be approximately $400 million.

Third quarter depreciation is projected to be about $83 million.

The third quarter diluted common share count will be approximately 365 million.

NOTE: The company's financial guidance will be limited to the comments made on today's public conference call and contained in the Business Outlook section of this news release. The company assumes no obligation to update the information contained in this news release.

                             LSI LOGIC ANNOUNCEMENTS

- LSI Logic completed its $844 million purchase of C-Cube Microsystems Inc. (Nasdaq: CUBE), a strategic acquisition that combines the product lines, sales channels and technology development strengths of two consumer and communications market leaders.

http://www.lsilogic.com/news/corporate_news/cr20010611.html

- LSI Logic and American Megatrends, Inc. announced an agreement in which LSI Logic will acquire AMI's RAID (Redundant Array of Independent Disks) business, engineering teams and technology in order to expand LSI Logic's storage solution offerings.

http://www.lsilogic.com/news/financial_news/cr20010529.html

- LSI Logic announced the immediate availability of the LiquidLogic(TM) core, an embedded programmable logic technology that can be used in both ASIC and standard product system-on-a-chip designs.

http://www.lsilogic.com/news/product_news/pr20010611a.html

- LSI Logic added two new high-performance, industry-standard microprocessor cores from MIPS Technologies, Inc. for leading-edge customers in the broadband, networking, printing, storage and digital-consumer markets.

http://www.lsilogic.com/news/product_news/pr20010611b.html

- LSI Logic announced the commercial availability of the company's Ultra320 SCSI controller, which can be incorporated into enterprise class servers, RAID in storage networking environments and high performance workstations. http://www.lsilogic.com/news/product_news/pr20010604a.html

- LSI Logic Storage Systems, Inc. announced ContinuStor(TM) Director, a system enabling storage administrators to increase storage capacity while managing up to 60 percent greater storage efficiency within a heterogeneous computing environment from a single administrative interface.

http://www.lsilogic.com/news/product_news/pr20010611d.html

- LSI Logic Storage Systems, Inc. announced TotalNet Advanced Server 6.1 for the next generation enterprise server environment enabling desktop computers and servers to securely share files, printers and other resources.

http://www.lsilogic.com/news/product_news/pr20010611c.html

- LSI Logic announced the industry's first successful validation of Ultra320 SCSI interoperability and packetized protocol in collaboration with leading disk drive makers IBM, Quantum (now Maxtor) and Seagate.

http://www.lsilogic.com/news/product_news/pr20010503.html

- LSI Logic introduced its newest packaging innovation, flxI/O(TM) flip chip for high-performance products in the communications and storage markets. The new packaging technology offers ASIC and system-on-a-chip designers improvements in signal I/O density, electrical performance and significant reductions in die sizes.

http://www.lsilogic.com/news/product_news/pr20010507.html

- ARM licensed LSI Logic its newest embedded RISC microprocessor core (ARM926EJ-S(TM)), featuring a Memory Management Unit and dedicated hardware support for Java(TM) for customers in global communications and storage markets.

http://www.lsilogic.com/news/product_news/pr20010604b.html

- LSI Logic and ANT Limited announced the availability of LSI Logic's software development platform for the SC2000 digital set-top box chip featuring ANT's embedded Fresco(TM) browser.

http://www.lsilogic.com/news/product_news/pr20010521.html

LSI Logic Conference Call Information: LSI Logic will hold a conference call today at 2 p.m. PDT to discuss second quarter financial results. The access number is 1-212-896-6011. The call will be webcast real time through www.StreetFusion.com. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The number is 1-800-633-8284, (1-858-812-6440, international) access code 19229111. The replay will also be available over the Internet at the StreetFusion website. The StreetFusion replay will be available until August 2.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements by LSI Logic management and the above statements regarding acceleration or deceleration of future bookings, revenues and earnings, gross margins, gains from investment income, tax rates, capital spending, and future depreciation estimates made in this news release include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to filings made during the past 12 months.

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 866-574-5741 (within U.S.), 719-533-7679 (outside U.S.), http://www.lsilogic.com.

                                      # # #

Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2.   The LSI Logic logo design is a registered trademark of LSI Logic
     Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.

                              LSI LOGIC CORPORATION
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                      Three Months Ended                   Six Months Ended
                                                 -----------------------------       -----------------------------
                                                   June 30,          June 30,          June 30,          June 30,
                                                     2001              2000              2001              2000
                                                 -----------       -----------       -----------       -----------
Revenues                                         $   465,219       $   644,328       $   982,418       $ 1,259,514
                                                 -----------       -----------       -----------       -----------

Costs and expenses:
    Cost of revenues                                 284,759           367,978           595,904           722,378
    Research and development                         127,412            86,801           246,179           167,030
    Selling, general and administrative               77,480            75,079           156,451           145,319
                                                 -----------       -----------       -----------       -----------

        Total costs and expenses                     489,651           529,858           998,534         1,034,727
                                                 -----------       -----------       -----------       -----------

(Loss)/ income from operations                       (24,432)          114,470           (16,116)          224,787

Interest expense                                      (9,864)          (10,323)          (19,804)          (20,027)
Interest income and other, net                        10,269            11,507            19,248            18,636
Recurring investment income                               --            15,314             5,302            24,814
                                                 -----------       -----------       -----------       -----------

(Loss)/ income before income taxes                   (24,027)          130,968           (11,370)          248,210
(Benefit)/ provision for income taxes                 (3,164)           32,742                --            62,053
                                                 -----------       -----------       -----------       -----------

Pro forma net (loss)/ income                     $   (20,863)      $    98,226       $   (11,370)      $   186,157
                                                 -----------       -----------       -----------       -----------

Pro forma (loss)/ earnings per share:
    Basic                                        $     (0.06)      $      0.32       $     (0.03)      $      0.61
                                                 -----------       -----------       -----------       -----------

    Diluted                                      $     (0.06)      $      0.29       $     (0.03)      $      0.55
                                                 -----------       -----------       -----------       -----------


Shares used in computing per share amounts:
    Basic                                            344,873           308,275           332,728           305,464
                                                 -----------       -----------       -----------       -----------

    Diluted                                          344,873           353,120           332,728           351,155
                                                 -----------       -----------       -----------       -----------


Pro forma statements of operations are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three and six month periods ended June 30, 2001, the special items represented additional excess inventory charges, acquired in-process research and development, amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other non-recurring items, net, and other special items. The other special items consisted of a write down of certain marketable equity securities during the quarter.

During the three month period ended June 30, 2000, the special items represented acquired in-process research and development and amortization of intangibles related to acquisitions.

During the six month period ended June 30, 2000, the special items represented additional excess inventory charges, acquired in-process research and development, amortization of intangibles, restructuring of operations and other non-recurring items, net, and other special items. The other special items consisted of an unplanned gain on sale of equity securities and the write-off of debt issuance costs resulting from repayment of bank debt during the quarter.

For the three and six month periods ended June 30, 2001, the pro forma statements are prepared using the Company's calculated tax rate of 13.17% and 0%, respectively, when excluding special items.

In computing diluted pro forma earnings per share for the three and six month periods ended June 30, 2000, pro forma net income was increased by $2,750 and $5,498 for interest, respectively, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents.

A reconciliation from pro forma net income to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

                              LSI LOGIC CORPORATION
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                           Three Months Ended               Six Months Ended
                                                                        -------------------------      --------------------------
                                                                         June 30,        June 30,        June 30,        June 30,
                                                                           2001           2000             2001           2000
                                                                        ---------       ---------       ---------       ---------
Pro forma net (loss)/ income                                            $ (20,863)      $  98,226       $ (11,370)      $ 186,157
                                                                        ---------       ---------       ---------       ---------

Special items:
    Additional excess inventory charges                                  (108,026)             --        (108,026)        (11,100)
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation              (71,309)        (13,820)       (119,665)        (25,656)
    Acquired in-process research and development                          (77,500)        (16,333)        (77,500)        (16,333)
    Restructuring of operations and other non-recurring items, net        (59,839)             --         (59,839)         (2,781)
    Other special items                                                    (6,527)             --          (6,527)         23,483
    Tax provision                                                          31,583           2,503          39,198           3,049
                                                                        ---------       ---------       ---------       ---------

        Total special items                                              (291,618)        (27,650)       (332,359)        (29,338)
                                                                        ---------       ---------       ---------       ---------

Net (loss)/ income                                                      $(312,481)      $  70,576       $(343,729)      $ 156,819
                                                                        ---------       ---------       ---------       ---------

Basic (loss)/ earnings per share:
    Pro forma net (loss)/ income                                        $   (0.06)      $    0.32       $   (0.03)      $    0.61
    Special items **                                                        (0.85)          (0.09)          (1.00)          (0.10)
                                                                        ---------       ---------       ---------       ---------

    Net (loss)/ income                                                  $   (0.91)      $    0.23       $   (1.03)      $    0.51
                                                                        ---------       ---------       ---------       ---------

Diluted (loss)/ earnings per share*:
    Pro forma net (loss)/ income                                        $   (0.06)      $    0.29       $   (0.03)      $    0.55
    Special items **                                                        (0.85)          (0.08)          (1.00)          (0.09)
                                                                        ---------       ---------       ---------       ---------

    Net (loss)/ income                                                  $   (0.91)      $    0.21       $   (1.03)      $    0.46
                                                                        ---------       ---------       ---------       ---------

Shares used in computing per share amounts:
    Basic                                                                 344,873         308,275         332,728         305,464
                                                                        ---------       ---------       ---------       ---------

    Diluted                                                               344,873         353,120         332,728         351,155
                                                                        ---------       ---------       ---------       ---------


* In computing diluted loss per share for the three and six month periods ended June 30, 2001, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

* In computing diluted earnings per share for the three month period ended June 30, 2000, net income was increased by $2,750 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents. In computing diluted earnings per share for the six month period ended June 30, 2000, net income was increased by $5,498 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents.

** This line item includes rounding adjustments and the difference in diluted shares for pro forma purposes as compared to GAAP.

                              LSI LOGIC CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                           Three Months Ended              Six Months Ended
                                                                      ---------------------------     ---------------------------
                                                                       June 30,        June 30,         June 30,        June 30,
                                                                         2001            2000             2001            2000
                                                                      -----------     -----------     -----------     -----------
Revenues                                                              $   465,219     $   644,328     $   982,418     $ 1,259,514
                                                                      -----------     -----------     -----------     -----------

Costs and expenses:
    Cost of revenues:
           Cost of revenues                                               284,759         367,978         595,904         722,378
           Additional excess inventory charges                            108,026              --         108,026          11,100
    Research and development                                              127,412          86,801         246,179         167,030
    Selling, general and administrative                                    77,480          75,079         156,451         145,319
    Acquired in-process research and development                           77,500          16,333          77,500          16,333
    Restructuring of operations and other non-recurring items, net         59,839              --          59,839           2,781
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation *             71,309          13,820         119,665          25,656
                                                                      -----------     -----------     -----------     -----------

        Total costs and expenses                                          806,325         560,011       1,363,564       1,090,597
                                                                      -----------     -----------     -----------     -----------

(Loss)/ income from operations                                           (341,106)         84,317        (381,146)        168,917

Interest expense                                                           (9,864)        (10,323)        (19,804)        (21,216)
Interest income and other, net                                              3,742          11,507          12,721          18,636
Gain on sale of equity securities                                              --          15,314           5,302          49,486
                                                                      -----------     -----------     -----------     -----------

(Loss)/ income before income taxes                                       (347,228)        100,815        (382,927)        215,823
(Benefit)/ provision for income taxes                                     (34,747)         30,239         (39,198)         59,004
                                                                      -----------     -----------     -----------     -----------

Net (loss)/ income                                                    $  (312,481)    $    70,576     $  (343,729)    $   156,819
                                                                      -----------     -----------     -----------     -----------

(Loss)/ earnings per share:
    Basic                                                             $     (0.91)    $      0.23     $     (1.03)    $      0.51
                                                                      -----------     -----------     -----------     -----------

    Diluted **                                                        $     (0.91)    $      0.21     $     (1.03)    $      0.46
                                                                      -----------     -----------     -----------     -----------

Shares used in computing per share amounts:
    Basic                                                                 344,873         308,275         332,728         305,464
                                                                      -----------     -----------     -----------     -----------

    Diluted                                                               344,873         353,120         332,728         351,155
                                                                      -----------     -----------     -----------     -----------


* The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the quarter ended June 30, 2001 are comprised of the following items:

Amortization of continuing intangibles                          $27,062
Amortization of newly purchased intangibles                      16,407
Amortization of non-cash deferred stock compensation             27,840
                                                                -------
                                                                $71,309
                                                                =======

** In computing diluted loss per share for the three and six month periods ended June 30, 2001, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

     In computing diluted earnings per share for the three month period ended June 30, 2000, net income was increased by $2,750 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents. In computing diluted earnings per share for the six month period ended June 30, 2000, net income was increased by $5,498 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)



                                                          June 30,      December 31,
ASSETS                                                      2001           2000
                                                          --------       --------
Current assets:
    Cash and short-term investments                       $1,141.7       $1,133.2
    Accounts receivable, net                                 301.2          522.7
    Inventories                                              355.7          290.4
    Prepaid expenses and other current assets                241.7          125.9
                                                          --------       --------

        Total current assets                               2,040.3        2,072.2

Property and equipment, net                                1,133.9        1,278.7
Goodwill and other intangibles                             1,232.2          580.9
Other assets                                                 318.7          265.7
                                                          --------       --------


        Total assets                                      $4,725.1       $4,197.5
                                                          --------       --------


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current liabilities                                   $  570.8       $  626.0
    Current portion of long-term debt, capital lease
        obligations and short-term borrowings                  0.4            1.0
                                                          --------       --------

        Total current liabilities                            571.2          627.0

Long-term debt, capital lease obligations and
        other noncurrent liabilities                       1,098.0        1,066.7
                                                          --------       --------

        Total liabilities                                  1,669.2        1,693.7

Minority interest in consolidated subsidiaries                 5.7            5.7
                                                          --------       --------

Stockholders' equity:
    Common stock                                           2,856.1        1,934.7
    Deferred stock compensation                             (163.2)        (163.0)
    Retained earnings                                        328.5          672.2
    Accumulated other comprehensive income                    28.8           54.2
                                                          --------       --------

        Total stockholders' equity                         3,050.2        2,498.1
                                                          --------       --------

        Total liabilities and stockholders' equity        $4,725.1       $4,197.5
                                                          --------       --------

                              LSI LOGIC CORPORATION
                         SELECTED FINANCIAL INFORMATION
                        (IN MILLIONS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)


                                                              Three Months Ended
                                                  --------------------------------------------
                                                   June 30,         March 31,        June 30,
                                                     2001             2001             2000
                                                  ----------       ----------       ----------
Semiconductor revenues                            $    413.9       $    455.0       $    547.3
SAN Systems revenues                              $     51.3       $     62.2       $     97.0
Total revenues                                    $    465.2       $    517.2       $    644.3
Percentage change in revenues-qtr./qtr. (a)           -10.1%           -31.1%              4.7%
Percentage change in revenues-yr./yr. (b)             -27.8%           -15.9%             28.5%


Capital additions                                 $     94.1       $    186.8       $    139.1
Depreciation / amortization (c)                   $     83.9       $     89.5       $     81.9

Days sales outstanding                                    58               63               56
Days of inventory (d)                                    112              104               70
Current ratio                                            3.6              3.4              3.9
Quick ratio                                              2.5              2.5              2.9

R&D as a percentage of revenues                         27.4%            23.0%            13.5%
SG&A as a percentage of revenues                        16.7%            15.3%            11.7%
Gross margin as a percentage of revenues (d)            38.8%            39.8%            42.9%

Employees (e)                                          7,526            7,298            6,820
Revenues per employee (in thousands) (f)          $    247.3       $    283.5       $    377.9
Diluted shares (in thousands) (g)                    344,873          330,384          353,120


(a)  Represents sequential quarter growth in revenues.

(b) Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c) Excludes amortization of acquisition related intangibles and non-cash deferred stock compensation.

(d)  Based on pro forma cost of revenues.

(e)  Actual number of employees at the end of each period presented.

(f) Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(g)  Shares used in determining pro forma diluted (loss)/ earnings per share.